UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2014

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 6, 2014, Sabra Health Care REIT, Inc. (the “Company”) entered into an underwriting agreement with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities, LLC, as representatives of the underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell 7,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at a price to the public of $28.35 per share. The Company granted the Underwriters a 30-day option to purchase up to an additional 1,050,000 shares of its Common Stock. On May 7, 2014, the Underwriters exercised their option to purchase an additional 1,050,000 shares of the Company’s Common Stock. The Company expects to issue and deliver the shares of Common Stock on or about May 12, 2014, subject to customary closing conditions.

The Company estimates that the net proceeds of the offering, after deducting underwriting discounts and other estimated offering expenses, will be approximately $218.5 million. The Company intends to contribute the net proceeds from the offering to its subsidiary, Sabra Health Care Limited Partnership, which will in turn apply a portion of the proceeds to repay borrowings outstanding on the Company’s revolving credit facility. The remaining proceeds to the Company will be used to fund possible future acquisitions or for general corporate purposes.

The offering was made pursuant to an automatic shelf registration statement filed with the Securities and Exchange Commission on May 20, 2013 (File No. 333-188696), a base prospectus, dated May 20, 2013, included as part of the registration statement, and a prospectus supplement, dated May 6, 2014, filed with the Securities and Exchange Commission on May 7, 2014 pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of Venable LLP regarding certain matters of Maryland law, including the validity of the shares of Common Stock to be issued and sold in the offering, and as Exhibit 8.1 an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding certain tax matters.

The foregoing description of the underwriting agreement is a summary and is qualified in its entirety to the terms of the underwriting agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated May 6, 2014, by and among the Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP.

8.1	Tax Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Richard K. Matros
Name: Richard K. Matros
Title: Chief Executive Officer & President

Dated: May 7, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 6, 2014, by and among the Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP.

8.1	Tax Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 8.1).